UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 10, 2023

Domino’s Pizza, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

001-32242	38-2511577
(Commission File Number)	(I.R.S. Employer Identification No.)

30 Frank Lloyd Wright Drive Ann Arbor, Michigan	48105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Domino’s Pizza, Inc. Common Stock, $0.01 par value	DPZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 10, 2023, the Board of Directors (the “Board”) of Domino’s Pizza, Inc. (the “Company”) approved the Company’s Fourth Amended and Restated By-Laws (as so amended and restated, the “Amended By-Laws”), effective as of such date. The amendments included the adoption of proxy access and certain other changes, which are described below.

Section 2.16 of the Amended By-Laws now provides for proxy access for director nominations. Pursuant to Section 2.16, a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years may nominate, and the Company will include in its proxy materials for any annual meeting of stockholders, nominees for director constituting up to 20% of the Board (rounded down to the nearest whole number, but not less than two individuals). To nominate an individual for director under Section 2.16, an eligible stockholder’s notice must be received by the Secretary of the Company at the Company’s principal executive offices no earlier than 120 days and no later than 90 days before the first anniversary of the date that the Company issued its proxy statement to stockholders for the previous year’s annual meeting of stockholders. The stockholder(s) and the nominee(s) are also required to satisfy the other requirements specified in Section 2.16 of the Amended By-Laws.

Section 3.16 of the Amended By-Laws now includes an emergency by-law provision to ensure the continued ability of the Board to operate in the event that there is an emergency as contemplated by Section 110 of the Delaware General Corporation Law (the “DGCL”). The provision provides that in the event of an emergency and a quorum of the Board cannot readily convene for action, then (a) notice of a meeting may be called by any director or officer by such means as may be feasible at the time, (b) the director(s) in attendance at the meeting shall constitute a quorum and may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL, and (c) no officer, director or employee acting in accordance with the emergency by-law provision shall be liable except for willful misconduct.

Further, Section 2.11 of the Amended By-Laws has been updated to provide that any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card reserved for exclusive use by the Company.

The amendments also include revisions to certain provisions relating to adjournment procedures and the preparation and availability of lists of stockholders entitled to vote at stockholder meetings, in each case to align the Company’s Amended By-Laws with recent amendments to the DGCL.

The amendments also include certain conforming, clarifying, administrative and non-substantive changes to the By-Laws.

The foregoing summary description of the Amended By-Laws is qualified in its entirety by reference to the complete text of the Amended By-Laws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Fourth Amended and Restated By-Laws of Domino’s Pizza, Inc.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

Date: October 12, 2023	/s/ Kevin S. Morris
Kevin S. Morris Executive Vice President, General Counsel and Corporate Secretary